UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
June 2, 2023 (May 31, 2023)

Walmart Inc.
(Exact name of registrant as specified in its charter)

DE	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street
Bentonville, AR 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	NYSE
2.550% Notes Due 2026	WMT26	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 31, 2023, Walmart Inc. (the “Company”) held its Annual Shareholders’ Meeting (the “Meeting”). As of the close of business on April 6, 2023, the record date for the Meeting, there were 2,697,346,823 shares of the Company’s common stock outstanding, with each share entitled to one vote. The holders of 2,450,141,005 (90.83%) shares of the Company’s common stock were present in person or represented by proxy during the Meeting. During the Meeting, the Company’s shareholders voted on the matters set forth below.

Election of Directors
The Company’s shareholders elected for one-year terms all eleven persons nominated for election as directors as set forth in the Company’s proxy statement dated April 20, 2023. The following table sets forth the vote of the shareholders at the Meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Cesar Conde	2,212,167,254	22,131,191	4,144,190	211,698,370
Timothy P. Flynn	2,204,027,353	30,304,579	4,110,703	211,698,370
Sarah J. Friar	2,211,796,764	22,729,552	3,916,319	211,698,370
Carla A. Harris	2,150,262,586	85,515,975	2,664,074	211,698,370
Thomas W. Horton	2,139,071,311	95,955,860	3,415,464	211,698,370
Marissa A. Mayer	2,174,339,438	60,205,120	3,898,077	211,698,370
C. Douglas McMillon	2,204,646,130	29,702,956	4,093,549	211,698,370
Gregory B. Penner	2,179,335,555	56,202,888	2,904,192	211,698,370
Randall L. Stephenson	2,160,204,237	75,381,250	2,857,148	211,698,370
S. Robson Walton	2,192,567,986	41,901,870	3,972,779	211,698,370
Steuart L. Walton	2,195,712,997	38,714,095	4,015,543	211,698,370

Company Proposals
Advisory Vote on the Frequency of Future Say-on-Pay Votes. The Company’s shareholders voted upon a nonbinding, advisory proposal regarding the frequency of future say-on-pay votes, as described in the Company’s proxy statement dated April 20, 2023. The votes on this proposal were as follows:

1 Year	2 Year	3 Years	Abstain	Broker Non-Votes
2,216,964,605	1,914,411	16,817,355	2,746,264	211,698,380
Based on this result and in accordance with the previous recommendation of the Company’s Board of Directors, the Company will hold a nonbinding, advisory vote on the compensation of its named executive officers annually until the next required vote on the frequency of shareholder votes on executive compensation.
Advisory Vote to Approve Named Executive Officer Compensation. The Company’s shareholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement dated April 20, 2023. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
1,775,184,578	457,965,148	5,292,909	211,698,370
Ratification of Independent Accountants. The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered accountants for the fiscal year ending January 31, 2024. The votes on this proposal were as follows:

For	Against	Abstain
2,406,282,499	41,417,952	2,440,554
There were no broker non-votes with respect to this proposal.
Shareholder Proposals
The Company’s shareholders voted upon and rejected a shareholder proposal requesting a policy regarding worker pay in executive compensation. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
96,295,552	2,132,251,898	9,895,185	211,698,370
Next, the Company’s shareholders voted upon and rejected a shareholder proposal requesting a report on human rights due diligence. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
128,677,938	2,097,167,112	12,597,585	211,698,370
Then, the Company’s shareholders voted upon and rejected a shareholder proposal requesting a racial equity audit. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
405,505,705	1,822,547,487	10,389,443	211,698,370
The Company’s shareholders then voted upon and rejected a shareholder proposal requesting a racial and gender layoff diversity report. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
32,484,252	2,194,523,406	11,434,977	211,698,370
Next, the Company’s shareholders voted upon and rejected a shareholder proposal request to require shareholder approval of certain future bylaw amendments. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
127,168,258	2,105,224,665	6,049,712	211,698,370
The Company’s shareholders then voted upon and rejected a shareholder proposal requesting a report on reproductive rights and data privacy. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
116,994,063	2,098,229,620	23,218,952	211,698,370
Next, the Company’s shareholders then voted upon and rejected a shareholder proposal requesting a report on Company operations dependent on and vulnerable to China. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
29,319,635	2,193,655,176	15,467,824	211,698,370
The Company’s shareholders also voted upon and rejected a shareholder proposal requesting a review of workplace safety and violence. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
532,387,119	1,696,106,443	9,949,073	211,698,370
Finally, and pursuant to the advance notice requirement of the Company’s amended and restated bylaws, the Company’s shareholders voted upon and rejected a shareholder proposal concerning limitations on political contributions made by WALPAC. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
1,123	2,238,400,829	0	211,698,370

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 2, 2023

WALMART INC.
By:	/s/Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Governance

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